EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

     The Registrant owns all of the outstanding stock of the following corporations, which are included in the Consolidated Financial Statements filed with this report:

            Dutchess Mall Sewage Plant, Inc (a New York corporation)
            J. W. M. Realty Corp. (an Ohio corporation)